Exhibit 1.2

                              700,000 Shares

                      WORLDWIDE FOREST PRODUCTS, INC.

                       AGREEMENT AMONG UNDERWRITERS
                      ------------------------------

                                                          New
York, New York

     1996

Castle Securities Corp.
45 Church Street, Suite #25
Freeport, New York 11520

Dear Sirs:


We wish to confirm as follows our agreement with you with respect to (a) the purchase by you and the other underwriters, including ourselves (the
"Underwriters"), named in Schedule A to the Underwriting Agreement described below, severally and not jointly from Worldwide Forest Products, Inc. a
Colorado corporation, (the "Company"), of an aggregate of 700,000 shares of
Common Stock, $.0075 par value per share of the Company (the
"Firm Shares"),
(b) the grant by the Company of an option to purchase up to an aggregate of
70,000 additional shares of Common Stock (the "Option Shares") upon the terms set forth in the Underwriting Agreement (the Firm Shares and the Option Shares so purchased or to be purchased are hereinafter called the "Shares"), and (c) the public offering and sale of the Shares. The obligations of the several underwriters to purchase Shares pursuant to the Underwriting Agreement are hereinafter called their "underwriting obligations".

     1. Authority of Representative
        ---------------------------

    We authorize you as our Representative and on our behalf to:

    (a) execute the Underwriting Agreement in substantially the form annexed hereto as Exhibit A, with such changes therein as you may approve (the
"Underwriting Agreement"), including changes in those who are to be
Underwriters and the respective number of Firm Shares to be purchased by them, but not without our approval any change in the number or price of the Firm
Units to be purchase by us except as contemplated thereby or hereby;

    (b) cause the public offering of the Shares to be made on the effective date of the Registration Statement, or as soon thereafter as in your judgment is advisable, at the public offering price set forth on the cover page of the
Prospectus (the "initial public offering price"), provided that the time within which the Registration Statement is required to become effective pursuant to the Underwriting Agreement will not be extended more than 24 hours by you without the approval of a majority in interest (including yourselves) of the Underwriters;

    (c) fix the concessions to the dealers and, in your discretion, change them and the public offering price after commencement of the public offering;

    (d) take, in your discretion, such action as is authorized or contemplated by the Underwriting Agreement, including designating and postponing the
Closing Date and exercising on behalf of the Underwriters any right of termination of the Underwriting Agreement, and determine, in your discretion, the compliance with the requirements of Section 9 of the Underwriting
Agreement of the certificates, letters and opinions delivered to your pursuant thereto;

    (e) approve on behalf of the Underwriters the filing of any amendments or supplements to the Registration Statement or the Prospectus;

    (f) during the term of this Agreement or during such longer period as may be necessary to cover a short position incurred for the accounts of the several Underwriters pursuant to this Section l(f), ( i
) buy and sell Shares,
in addition to sales of Shares made pursuant to Section l(h) or l( i
), in the
open market or otherwise, on a "when-issued" basis or otherwise for either long or short account, on such terms and at such prices as you shall deem desirable and (ii) in arranging for sales of Shares pursuant to Section l(h) or l( i
), over-allot and cover any such over-allotment, at your discretion, by purchasing Units, exercising the over-allotment option referred to in Section
4(b) of the Underwriting Agreement or both, it being understood that you may have made purchases of outstanding securities prior to the execution of this
Agreement and that all such purchases and sales and over-allotments shall be made for the accounts of several Underwriters as nearly as practicable in proportion to their respective underwriting obligations relative to Firm
Shares; provided, however, that our net position resulting from such purchases and sales and over-allotments shall not at any time exceed, either for long or short account, 10% of the aggregate initial public offering price of the
Shares which we are or become obligated to purchase, and if you engage in any such transactions to file with the Securities Exchange Act of 1934, as amended
(the "Exchange Act");

    (g) determine the form and manner of any public advertisement of the public offering of the Shares;

    (h) reserve for sale and sell on our behalf to institutions or other persons selected by you, at the public offering price, such number of Shares purchased by us from the Company as you shall determine; such sales shall be made for the respective accounts of the several Underwriters as nearly as practicable in proportion to their underwriting obligations;

    (
i
) reserve for sale and sell under Selling Agreements substantially in the form annexed hereto as Exhibit B, with such changes therein as you may make pursuant to authority granted to you herein (the "Selling Agreements"), on our behalf such number of Shares as you shall determine to dealers selected by you who are members of the National Association of Securities Dealers, Inc.
(the "NASD"), and among whom you may include any of the Underwriters, or to foreign banks, dealers or institutions not registered under the Exchange Act which agree to make no sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein and in making sales to comply with the NASD's interpretation with respect to free riding and withholding; such sales shall be made for the account of each underwriter for whose account Shares have been reserved as nearly as practicable in the proportion that the number of Shares of such Underwriter reserved for such sales bears to the total number of Shares so reserved;

    (j) if you deem it inadvisable in arranging sales of Shares for our account hereunder to sell Shares to any particular dealer or other buyer because of the securities or "blue sky" laws of any jurisdiction, sell such
Shares to one or more Underwriters (
i
) in the case of sales for resale to
dealers, at the public offering price less such amount, not in excess of the concession to dealers, as you may determine and (ii) in the case of all other sales, at the public offering price, the transfer tax, if any, on any such sales among Underwriters shall be treated as an expense and charged to the respective accounts of several Underwriters in proportion to their respective underwriting obligations;

    (k) advance your own funds as set forth in Section 3, charging current interest rates, or arrange loans for our account in connection with the purchase, carrying and sale of the Shares, and in connection therewith hold or pledge as security therefor all or any of the Shares held by you for our account;

    (1) file a request for acceleration of the effective date of the
Registration Statement which, if no review of the Registration Statement has been or will be made by the Commission's staff, will confirm that we are aware of our responsibilities under the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), and applicable rules and regulations thereunder; and, to the extent you deem advisable, file any notice, application or other document required by the securities or "blue sky" laws or regulations of any jurisdiction in connection with the offering of the Shares;

    (m) except as otherwise expressly provided therein or herein, exercise all the authority and discretion vested in the Underwriters or in you by the provisions of the Underwriting Agreement and take all such action as you may believe necessary or desirable to carry out the intent and provisions of the
Underwriting Agreement and of this Agreement; and

    2. Provisions Governing Reserved and Retained Shares.
       ------------------------------------------------

    (a) You will advise us from time to time of the number of Shares purchased by us from the Company reserved for sale pursuant to Sections l(h) and l( i
)
and the Shares which have been over-allotted, purchased or sold, as the case may be, for our account pursuant to Section l(f). Your failure to so advise us shall not relieve us of any obligation hereunder or under the Underwriting
Agreement.

    (b) We shall retain for direct sale the Shares not so reserved and reserved Shares which, at our request and in your discretion, you release to us for direct sale.

    (c) At your request, we will release to you any of the Shares retained by us, including any released to us pursuant to Section 2(b), then unsold for sale by you pursuant to Sections l(h) and l( i
).

     3.  Delivery and Payment.
        ---------------------

    (a) On the Closing Date and subject to the provisions of this
Section 3,
acting as our agent, you will pay the Company, for our account, for the number of Firm Shares which we have agreed to purchase upon delivery thereof to you;
with respect to any Option Shares which we become obligated to purchase, on the Option Closing Date and subject to the provisions of this
Section 3,
acting as our agent, you will pay the Company for our account, for all such
Option Shares upon delivery thereof to you. We hereby authorize you' as our
Representative, at your option, to select either of the alternatives outlined in clauses ( i
) and (ii) of the next succeeding paragraph with respect to Firm Shares and either of the alternatives outlined in clauses (iii) and (iv) of the next succeeding paragraph with respect to Option Shares.

    (b) We will deliver to you at such office as you may designate, at or before 8:30 a.m., New York time, on the Closing Date referred to in the
Underwriting Agreement a certified or official bank check, payable to the order of Royce Investment Group Inc., in New York Clearing House funds, in an amount equal to the aggregate initial public offering price less the aggregate concession to dealers in respect of ( i
) that portion of the Firm Shares which
we have agreed to purchase which has not been reserved pursuant to Sections l(h) and l( i
) or (ii) the Firm Shares which we have agreed to purchase. As promptly as possible thereafter you shall make delivery to us of that portion of the Firm Shares which we have agreed to purchase which has not been reserved pursuant to Sections l(h) and l( i
). On notice from you we will
deliver to you, in such form and at such time and place as you shall direct, funds in an amount equal to the aggregate initial public offering price less the aggregate concession to dealers in respect of (iii) that portion of any
Option Shares which we become obligated to purchase which has not been reserved pursuant to Sections l(h) and l( i
) or (iv) the Option Shares which we
have become obligated to purchase. As promptly as possible thereafter you shall make delivery to us of that portion of the Option Shares which we have agreed to purchase which has not been reserved pursuant to Sections l(h) and l( i
). Upon receipt by you of payment for the Shares sold for our account which have been paid for by us, you will promptly remit to us a sum equal to the amount paid by us for such Shares. If we are a participant of The Depository
Trust Company you may, in your discretion, deliver our Shares through their facilities.

    (c) At any time on or after the Closing Date we shall, on demand:

          (
i
) accept delivery of any of the Shares held by you for our account and, to the extent not previously paid, pay to you the aggregate public offering price, less the aggregate concession to dealers, with respect thereto;

          (ii) deliver against payment therefor any Shares sold or over-allotted for our account pursuant to Section 1(f);

          (iii) accept delivery of Shares purchased for our account pursuant to Section 1(f) and reimburse you for any amount paid by you therefor;

          (iv) accept delivery, for carry purposes only, of any Shares held by you for our account which have been reserved for sale but not sold and paid for, and, if we shall have received payment from you in respect of any such
Shares, reimburse you for the full amount which you shall have paid us in respect thereof;

          (v) redeliver to you any Shares delivered to us pursuant to the next preceding clause; and

          (vi) pay such transfer taxes, if any, as may be assessed and paid after the Closing Date on account of any sale or transfer for our account.

     (d) If we fail (whether or not such failure shall constitute a default hereunder) to deliver to you, or you fail to receive, our check in the required amount for the Shares which we have agreed to purchase at the time and in the manner provided in this Section 3, you, individually and not as
Representative, are authorized (but shall not be obligated) to make payment to the Company for such Shares for our account, but any such payment shall not relieve us of any of our obligations under the Underwriting Agreement or under this Agreement, and we agree to pay you on demand the amounts so advanced for our account.

     (e) If, pursuant to the provisions of Section l(f) and prior to the termination of the Selling Agreements or prior to such earlier date as you may determine, you purchase or contract to purchase in the open market or otherwise any Shares which were retained by or released to us for direct sale
(including any Shares represented by certificates which may have been issued on registration of transfer or exchange of certificates originally representing such Shares) we authorize you, at your election, either to ( i
)
charge our account with an amount equal to the concession to dealers with respect to such Shares, which amount shall be credited against the cost of such Shares, (ii) require us to repurchase such Shares at a price equal to the cost of such purchase, including commissions and transfer taxes, if any, on the redelivery
, or (iii) sell such Shares for our account at such prices and upon such terms and to such persons, including any of the Underwriters, as you may determine, charging the amount of any loss and expense or crediting the amount of any profit, less any expense, resulting from such sale to our account.

     (f) We authorize you to charge to our account our proportionate share
(based on the underwriting obligations of the Underwriters) of all expenses, including all transfer taxes paid on our behalf on sales or transfers made for our account pursuant to any provisions of this Agreement, incurred by you under the terms of this Agreement or in connection with the purchase, carrying and sale of the Shares. Your determination of such expenses and your allocation thereof shall be final and conclusive.

     (g) Funds for our account at any time in your hands as Representative may be held in your general funds without accountability for interest.

     (h) We agree to pay our proportionate share of any unforeseen expenses or liabilities of, or charges against, the several Underwriters.

     (
i
) You may establish such reserves as you may deem advisable against any expenses or claims not ascertained, and the determination by you of the amounts so to be paid to or by us shall be final and conclusive.

     4. Representative's Compensation.
        ------------------------------

     We authorize you to charge to our account, as compensation for your
services in connection with this underwriting, including the purchase from the
Company of the Shares and the management of the offering, an amount equal to
$    per Unit for each Firm Unit which we have agreed to purchase and each
Option Unit which we become obligated to purchase under the Underwriting
Agreement.

     5. Underwriter's Representations and Agreements.
        --------------------------------------------

      (a) We have not effected and will not effect any transaction in violation of the provisions of Rule
10b
-6 under the Exchange Act applicable to
this offering, and we will not, until such time as we have distributed the
Shares which we purchase from the Company and the provisions of Section l(f) have been terminated, bid for, purchase, sell or deal in, or attempt to induce others to purchase Shares, other Shares of Common Stock of the Company, or
Warrants except (
i
) as provided in this Agreement, the Selling Agreements and the Underwriting Agreement or otherwise approved by you, (ii) in brokerage transactions not involving solicitation of the customer's order and (iii) in connection with option and option-related transactions which are consistent with the "no-action" positions set forth in Release No. 34-17609 under the
Exchange Act. An opening uncovered writing transaction in options to acquire
Shares, other Shares of Common Stock of the Company for our account or for the account of a customer shall be deemed, for purposes of the preceding sentence, to be a sale of Shares or other Shares of Common Stock of the Company which is not unsolicited. The term "opening uncovered writing transaction" means in opening sale transaction where the seller intends to become a writer of an option to purchase any Shares or other Shares which it does not own or have the right to acquire upon exercise of conversion or option rights.

     (b) We will file with you, within five business days following the date of termination of any stabilizing transaction of which you shall have notified us, duplicate originals of a report "not as manager" on Form X
-17A
-1 in
accordance with the requirements of Rule
17a
-2(e) under the Exchange Act.

     (c) We have examined the Registration Statement and the preliminary prospectus as amended to date, and are familiar with the terms of the offering which are to be reflected in the proposed final amendment to the Registration
Statement. We confirm that the information relating to us which has been furnished by us to the Company for use therein is correct.

     (d) We represent that we are a member in good standing of the NASD, or, if we are not such a member, we are a foreign bank, dealer or institution not registered under the Exchange Act which agrees to make no sales within the
United States, its territories or possessions or to persons who are citizens thereof or residents therein (except participation in group sales under
Section l(h) hereof), and in making sales to comply with the NASD's interpretation with respect to free riding and withholding. In connection with any purchase or sale of any of the Shares with respect to which a selling concession, discount or other allowance is received or granted by us, we agree
(
i
) to comply with Section 2740 of the Conduct Rules of the NASD and (ii) if we are not a member of the NASD to comply as through we were a member with the provisions of Sections 2730 and 2750 of such Conduct Rules and to comply with
Section 2420 thereof as that section applies to a non-member broker or dealer in a foreign country. We are and shall continue to be in compliance with all securities laws and the rules and regulations promulgated thereunder, and all requirements of the NASD the Board of Governors of the Federal Reserve System and securities exchanges applicable to us.

     (e) We, and any affiliate of ours engaged in the retail distribution of securities which is used by us in connection with the offering of the Shares, will comply with the applicable provisions of the Selling
Agreement. We will
not sell any Shares at a price less than the public offering price except to persons who have entered into the Selling Agreement.

     (f) We understand and agree that compliance with the securities or "blue sky" laws in each jurisdiction where we shall offer or sell any of the Shares shall be our sole responsibility and that you assume no responsibility as to the eligibility of the Shares for sale or our right to sell the Shares in any jurisdiction.

     (g) Default by any one or more of the Underwriters in respect of their several obligations under the Underwriting Agreement shall not release us from any of our obligations, except as expressly set forth in the Underwriting
Agreement. In case of such default by one or more Underwriters, you are authorized either to increase, pro rata in accordance with the underwriting obligations of the other non-defaulting Underwriters, the number of Shares which we shall be obligated to purchase from the Company, or to make such other arrangements among the Underwriters or otherwise as you may determine, provided that the aggregate of all such increases and the increases in the underwriting obligations of the other non-defaulting Underwriters shall not exceed 10% of the total number of Shares which the Underwriters are obligated to purchase; and, if the aggregate number of Shares not taken up by such defaulting Underwriters exceeds 10% of the total number of Shares which the
Underwriters were obligated to purchase, you are further authorized, but shall not be obligated, to arrange for the purchase by other persons, who may include yourselves, of all or a portion of the number of Shares not taken up by such Underwriters. In the event any such arrangements are made, the respective number of Shares to be purchased by the non-defaulting Underwriters and by any such other person or person shall be taken as the basis for the underwriting obligations under this Agreement, but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default.

     (h) In the event of the failure of one or more Underwriters to accept delivery of any pay for any Shares purchased by you for their respective accounts pursuant to Section l(f) or to deliver any of such Shares sold or over-allotted by you for their respective accounts pursuant to Section l(f), and to the extent that arrangements shall not have been made by you for other persons to assume such obligations of such defaulting Underwriter or
Underwriters, you are authorized to increase, pro rata in accordance with the initial underwriting obligations of the non-defaulting Underwriters, our obligation hereunder insofar as it relates to such Shares, without relieving any such defaulting Underwriter of its liability therefor.

     (
i
) For a period of 40 days after the Effective Date of the Registration
Statement, or until completion of the public offering of the Shares, whichever is later, we will provide a copy of the Prospectus to any person making a written request therefor.

     6. Indemnification, Liabilities, Claims and Contributions.
        -----------------------------------------------------

     (a) We will indemnify and hold harmless each other
Underwriter and each
person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act to the extent that, and upon the terms upon which, each
Underwriter agrees to the Underwriting Agreement to indemnify and hold harmless the Company and the Selling Shareholders.

     (b) We will pay, upon your request, our proportionate share, based upon our underwriting obligation, of any losses, damages, liabilities or expenses, joint or several, paid or incurred by any Underwriter to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading
(other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by an Underwriter specifically for use therein) and such proportionate share of any legal or other expenses reasonably incurred by you or with your consent in connection with investigating or defending any claim or action in respect of such loss, damage, liability or expense. In determining the amount of our obligation under this Section 6(b), appropriate adjustment may be made by you to reflect any amounts received from the Company by any one or more Underwriters in respect of such claim pursuant to Section 10 of the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this Section 6(b) any loss, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this Section 6(b), appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters and in your discretion separate counsel for any particular Underwriter or group of
Underwriters. In determining amounts payable pursuant to this
Section 6(b) and
loss, damage, liability or expense incurred by any person controlling any
Underwriter within the meaning of Section 15 of the Securities Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain at its own expense its own counsel. You may settle or consent to the settlement of any such claim with the approval of a majority in interest of the Underwriters on advice of counsel retained by you. Whenever you receive notice of the assertion of any claim to which the provisions of this Section 6(b) would be applicable, you will give prompt notice thereof to each Underwriter. You will also furnish each Underwriter with periodic reports, at such times as you deem appropriate, as to the status of such claim and the action taken by you in connection therewith. If any Underwriter or Underwriters default in their obligation to make payments under this Section 6(b), each non-defaulting
Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's underwriting obligation as related to the underwriting obligations of all non-defaulting Underwriters. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) We will pay, upon your request, our proportionate share, based on our underwriting obligation, of any liabilities incurred in respect of any claim or claims asserted against the Underwriters or any of them, based on any claim that the Underwriters, or any of them, constitute an association, unincorporated business or other separate entity, including in each case such proportionate share of any expenses incurred in defending against such claim or claims.

     (d) The provisions of this Section 6 shall survive the termination of this Agreement or any of the provisions hereof.

     7. Position of the Representative.
        ------------------------------

     As Representative, you shall have no liability to us hereunder or under any agreement you are authorized hereby to execute and deliver as Representative; or in respect of the value of the Shares or the validity or the form thereof or of the Registration Statement, the Underwriting Agreement or other instruments executed by the Company or others; or for or in respect of the delivery of the Shares, or for the performance by the Company or by others of any agreement on its or their part; nor shall you as Representative or otherwise be liable under any of the provisions hereof or for any matters connected herewith, except for want of good faith, and except for any liability arising under the Securities Act; and no obligation not expressly assumed by you as Representative shall be implied from this Agreement. In taking action under this Agreement, you shall act only as agent of the several
Underwriters and in representing the Underwriters hereunder you shall act as the Representative of each of them respectively.


     8. Termination.
        -----------

     (a) This Agreement and the Selling Agreements shall terminate 30 days from the date hereof unless extended (for an additional period or periods not exceeding in the aggregate 30 days) or sooner terminated (at any time not prior to the termination of the Selling Agreements) by you by notice to us to such effect; provided, however, that no such termination of this Agreement shall terminate or otherwise alter or affect the rights and obligations of the several Underwriters under Sections 3(c)(ii), 3(c)(iii) and 5(b) and that you may, prior to the termination of this Agreement, terminate all or any of the provisions of Sections 1(f), 1(h) and 1( i
).

     (b) Upon termination of this Agreement, ( i
) you shall deliver to us any
Shares held for our account pursuant to the provisions of Sections l(f), l(h) or l( i
), provided that if the aggregate value, determined in your discretion, of all such Shares of all Underwriters does not exceed 10% of the aggregate amount payable to the Company by the Underwriters, you are authorized in your discretion to sell such Shares for the accounts of the several Underwriters at such prices, on such terms and in such manner as you may determine and (ii) our account under this Agreement shall be settled and paid in accordance with
Section 3.

     9. Miscellaneous.
        ------------

     (a) Nothing herein contained shall constitute us as partners with you or with the other Underwriters, and our obligations and the obligations of each other Underwriters are several in accordance with their respective underwriting obligations and are not joint. If for Federal income tax purposes the Underwriters as a group should be deemed to constitute a partnership, then each Underwriter as a member of the group (as opposed to the Underwriters individually) elects to be excluded from the application of Subchapter
 K,
Chapter 1, Subtitle A, of the Internal Revenue Code of 1954, as amended, and agrees not to take any position inconsistent with such election. You, as
Representative of the Underwriters, are authorized, in your discretion, to execute and file on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

     (b) Any notice from you to us and from us to you shall be
deemed to have
been duly given if mailed by registered mail or telegraphed to us at our
address set forth in the Underwriters' Questionnaire or to you addressed to
you at Castle Securities Corp., 45 Church Street, Suite #25,
Freeport, New
York 11520, attention: Michael T.
Studer
 .

    (c) The section headings in this Agreement have been inserted as a matter of convenience and reference and are not a part of this Agreement.

    (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    (e) No undertaking by you in your capacity as an Underwriter shall limit your powers and authority in your capacity as the Representative.

    (f) Terms used herein which are deemed in the Underwriting
Agreement and
not defined herein shall have the meaning attributed thereto in the
Underwriting Agreement.

     10. Effectiveness of this Agreement.
         --------------------------------

     This Agreement is being executed by us in duplicate and delivered to you.
Upon your confirmation hereof and of agreements in identical form with each of the other Underwriters, this Agreement shall constitute a valid and binding contract between us.





                                     Very truly yours,


                                     ----------------------------
                                     Attorney-in-fact for each of
                                     the several Underwriters
named
                                     In Schedule I to the Under-
                                     writing Agreement.

Confirmed as of the date first written.


Castle Securities Corp.
     as Representative

By:
   --------------------